Exhibit 99.2

PublicSquare Acquires Credova in All-Equity Transaction

Forms the Uncancellable Payment Ecosystem for the Parallel Economy

Acquisition Expected to be Immediately Cash Flow Accretive to PublicSquare

WEST PALM BEACH, Fla, March 14, 2024 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), a leading marketplace of patriotic businesses and consumers, and Credova Holdings, Inc. (“Credova”), a point-of-sale financing platform providing Buy Now Pay Later (BNPL) solutions catered to the shooting sports and firearms industries, today announced having entered into and consummated transactions that are the subject of an Agreement and Plan of Merger dated as of March 13, 2024 (“Merger Agreement”), including the merger (the “Merger”) of Credova with and into a wholly-owned subsidiary of the Company established to facilitate the transaction. In connection with the acquisition, PublicSquare exchanged approximately 2.9 million shares of newly-issued Company Class A common stock for all of the outstanding shares of Credova. Additionally, all of Credova’s outstanding subordinated debt was canceled and either repaid or exchanged for newly-issued 10-year PublicSquare promissory notes, convertible into Company Class A common stock. Following the Merger, Credova is a wholly-owned subsidiary of the Company. Credova management, including its Chief Executive Officer, Dusty Wunderlich, have joined PublicSquare and will continue to run Credova’s business as part of PublicSquare. Mr. Wunderlich is also expected to join PublicSquare’s board of directors.

TRANSACTION HIGHLIGHTS

Highlighted below are certain management expectations regarding the combination of Credova’s business with PublicSquare:

●	Credova has financed over a quarter billion dollars in transactions since its inception in 2018, and its merchant and customer universe is additive to PublicSquare, with over 4,800 merchants onboarded to date and 2.8 million unique applicants to date

●	Creates a fully uncancellable commerce stack by combining a payments platform, financing solutions, and a marketplace

●	Credova management forecasts and historical results suggest the acquisition is expected to be immediately accretive to the Company, before any anticipated synergies, as Credova (unaudited) management financials reflect estimated net revenues of $15.5 million, adjusted EBITDA (a non-GAAP measure) of approximately $2.3 million and Free Cash Flow (a non-GAAP measure) of $1.6 million during FY2023 (see definitions/reconciliations of non-GAAP measures below)

●	Provides PublicSquare an entry point into the buy now, pay later (BNPL) payments universe, a critical component to the future of marketplace transactions

●	Credova’s BNPL business has compelling and differentiated market power in values-aligned sectors including firearms, ammunition, and outdoor recreation

●	Credova is the leading BNPL solution for the firearms and shooting sports industry

●	Credova has exclusive partnerships with over 60% of the top online shooting sports retailers

●	Integrating BNPL functionality into the PublicSquare platform is expected to act as a force multiplier to increase potential sales for both Credova and PublicSquare merchants

●	Credova leadership who have joined the Company are aligned and committed to PublicSquare’s mission

●	Transaction supports PublicSquare’s marketplace ecosystem approach, providing potential new opportunities in payment infrastructure as well as consumer and business financing

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “The acquisition of Credova is a logical next step in the growth of the PublicSquare ecosystem. The transaction brings together two values-aligned companies and their like-minded management, merchants, and consumers into a single combined marketplace and payments platform. We also believe that we completed the transaction at an attractive valuation that unlocks significant stockholder value. This combination solidifies the economic engine of the parallel economy and by integrating the capabilities of Credova’s Buy Now Pay Later payments universe, we open the door for both our consumers and merchants to explore sales and financing opportunities that may previously have been unavailable. This is an important milestone on our journey to owning the infrastructure foundational to the parallel economy. We are excited for our partnership with the excellence-driven Credova team and the work we will do together to ensure the Constitutional rights of every American are protected and strengthened in the Public Square.”

Dusty Wunderlich, Chief Executive Officer of Credova, commented, “The merger between Credova and PublicSquare is a declaration to the world that the parallel economy is not just thriving—it’s here to endure. By uniting our strengths, we’re accelerating Credova’s growth across various sectors and establishing Credova as the preferred payment solution for shooting sports enthusiasts. The Credova team and I are honored to advance this movement alongside individuals who are committed to defending not only the Second Amendment but also the fundamental, inalienable rights of our merchants and customers. This partnership underscores the lasting power and potential of the parallel economy, highlighting our collective dedication to building financial infrastructure that upholds our values and protects our community. Together, we’re not merely building a business; we’re fortifying a movement poised to make a lasting impact.”

TRANSACTION DETAILS

Pursuant to the Merger Agreement dated March 13, 2024, PublicSquare acquired 100% of the outstanding equity of Credova, in consideration for the issuance to former Credova stockholders of an aggregate of approximately 2.9 million shares of Company Class A common stock. In connection with the transaction, key members of Credova’s management team entered into employment agreements with the Company or its subsidiaries, as well as non-competition and non-solicitation agreements. All former Credova stockholders also agreed not to trade, short or hedge Company securities issued to them in the transaction for a period of one year post-closing, subject to certain limited exceptions (the “lock-up terms”). The Company also granted Credova stockholders certain registration rights with regard to the Class A shares issued in the merger. As a condition to the Merger, all outstanding Credova subordinated debt was either exchanged for newly-issued issued PublicSquare notes (the “Replacement Notes”) or retired for cash consideration, including a portion funded by newly-issued PublicSquare notes (collectively, the “Replacement Notes”). An aggregate of $8.45 million Replacement Notes, convertible into shares of PublicSquare common stock, were delivered to participating former holders of Credova subordinated notes, including new investors in Credova subordinated notes issued prior to closing. The Replacement Notes are convertible at noteholders’ discretion, or, under certain circumstances, the Company’s discretion, into shares of Company Class A common stock at a base conversion price of $4.63641 per share; they are also callable in cash by the Company in its discretion. The Replacement Notes will mature 2034, unless earlier converted, and bear interest at a base rate of 9.75% per annum; the Company can require conversion of outstanding Replacement Notes in the event that trading prices of Class A shares exceed specified post-closing thresholds. Holders of the Replacement Notes also agreed to the lock-up terms and the trading and hedging restrictions described above and have registration rights with regard to the Class A shares issuable upon conversion of the notes.

The transaction was approved by the boards of directors of PublicSquare and Credova and by requisite stockholders of Credova.

In connection with the Merger, Credova’s CEO, Mr. Wunderlich, has joined the PublicSquare executive team as President of the Credova subsidiary and is expected to join the Company’s board. Additionally, Jim Giudice, former Chief Legal Officer of Credova, will replace Stephen Moran as PublicSquare’s General Counsel. The remainder of the Company’s management team is expected to remain unchanged and PublicSquare will continue to be headquartered in West Palm Beach, Florida.

ADVISORS

In connection with the transactions, Farvahar Capital acted as M&A advisor to PublicSquare. Ellenoff Grossman & Schole LLP acted as acquisition counsel to PublicSquare and Nelson Mullins Riley & Scarborough LLP acted as regulatory and securities advisors to PublicSquare. Faegre Drinker Biddle & Reath LLP acted as legal advisor to Credova.

INVESTOR PRESENTATION

PublicSquare published a presentation to provide an overview of the transaction, available on PublicSquare’s Investor Relations website, https://investors.publicsquare.com.

WEBCAST

Management will host prepared remarks today at 9:00 am ET. The live webcast and replay can be accessed at https://investors.publicsquare.com.

About PublicSquare

PublicSquare is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In just over one and a half years since its nationwide launch, PublicSquare has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has over 75,000 businesses from a variety of different industries and over 1.6 million consumer members. Additionally, PublicSquare leverages data and insights from the platform to assess its members’ needs and provide wholly-owned quality financing products, such as Credova, D2C products, such as EveryLife diapers and wipes, and B2B products, such as PSQLink, to fill those needs. PublicSquare is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSquare.com.

About Credova

Credova offers industry-leading buy now, pay later solutions, empowering consumers with flexible payment options and driving substantial growth for merchants. As a pioneer in the BNPL sector, Credova enables flexible purchasing of items such as firearms, ammunition, and shooting sports accessories, both online and in brick-and-mortar locations. Deeply committed to preserving American freedoms, Credova effortlessly bridges the gap between aspiration and ownership, making essential and leisure items more accessible. Dedicated to nurturing the adventurous American spirit, Credova enriches lives with transparent, adaptable payment solutions, epitomizing a commitment to financial empowerment and traditional values.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare and Credova, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare and Credova. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about the anticipated benefits of the acquisition of Credova; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the outcome of any legal proceedings that may be instituted against PublicSquare related to the acquisition of Credova, (ii) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period, (iii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iv) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (v) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (vi) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, including Every Life, PSQ Link, E-commerce, the Tucker Carlson partnership and Credova, (vii) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (viii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (ix) the ability to execute PublicSquare’s anticipated business plans and strategy, (x) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (xi) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (xii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

William I. Kent, IRC

+1 561.203.0780

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

Credova Non-GAAP Reconciliation (2022 Audited vs. 2023 Unaudited)

	2023	2022
Originations	$60.8	$57.4
Revenue	$15.5	$17.1
Cash & Cash Equivalents	$1.3	$0.8
Revolving Loan Facility	$5.9	$14.7

	2023	2022
Net Income / (Loss)	$(0.1)	$(6.8)
(+) Amortization of Capitalized Software	0.9	2.0
(+) Depreciation of Lease Merchandise	--	0.5
(+) Depreciation of Vehicles & Equipment	0.1	0.1
(+) Amortization of Deferred Financing Costs	0.1	0.3
(+) Amortization of Debt Discount	--	0.7
(+) Interest Expense	3.0	4.5
(-) Revolving Loan Facility Interest Expense	(1.8)	(3.3)
(-) Revolving Loan Facility Debt Issuance Costs	--	(0.1)
(+) Tax Expense / (Benefit)	--	(0.5)
Adjusted EBITDA	$2.3	$(2.7)

(-) Tax Expense / (Benefit)	--	$0.5
(+) Provision for Loan & Lease Losses	2.0	4.1
(+) Deferred Income Tax	--	(0.5)
Change in Operating Assets & Liabilities
Prepaid Expenses and Other Assets	0.3	0.3
Accounts Payable	(0.3)	0.8
Accrued Liabilities	0.1	(0.1)
Income Tax Payable	--	(0.2)
Origination of loans and leases for resale	(47.2)	(33.4)
Proceeds from sale of loans and leases for resale	53.2	38.2
Gain on sale of loans and leases from resale	(6.0)	(4.8)
Disbursements of Loans Receivable	(13.1)	(34.2)
Principal Paydown of Loans Receivable	19.5	32.0
Net Change in Lease Merchandise	--	1.8
Purchase of Vehicles & Equipment	--	(0.4)
Purchase of Capitalization Software	(0.4)	(0.9)
Net Payment in Revolving Loan Facility	(8.7)	(2.4)
Free Cash Flow	1.6	(1.9)

(-) Interest Expense (Net for Revolving Loan Facility Interest)	(1.3)	(1.2)
Free Cash Flow to Equityholders	$0.3	$(3.1)